UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2014

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-55051	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Stock Repurchase Program Update

As Municipal Mortgage & Equity, LLC (the “Company”) reported in its Annual Report for the year ended December 31, 2013 on Form 10-K filed on March 21, 2014, the Board of Directors of the Company (the “Board”), through a series of actions and amendments, authorized a stock repurchase program (“Program”) of up to 5,000,000 shares at a price of up to 95% of the Company’s reported common shareholders’ equity per share as shown on the Company’s most current filed periodic report at the time of repurchase. The Company’s common shareholders’ equity at December 31, 2013 was $65.3 million resulting in common shareholders’ equity per share of $1.61. As a result, beginning March 21, 2014 the maximum price the Company may pay to repurchase stock was $1.53 per share, and will remain at that price until the maximum price is reset upon the filing of the Company’s 2014 Quarterly Report for the quarter ended March 31, 2014 on Form 10-Q, or the plan is amended.

During the year ended December 31, 2013, the Company repurchased 2,066,305 shares at an average price of $1.29. For the quarter ended March 31, 2014 the Company repurchased an additional 680,235 shares at an average price of $1.28 per share. Through March 31, 2014 the Program had resulted in total repurchases of 2,746,540 shares at an average price of $1.29 per share.

On April 2, 2014, the Company acquired 750,000 shares at $1.53 per share from an unaffiliated seller, in a block purchase pursuant to a 10b5-1 Plan initiated by the Company to acquire shares authorized by the Program. As a result of the April 2, 2014 purchase, as well as repurchase activity on April 1, 2014, the Company may repurchase another 1,485,460 shares under the existing Program’s 5,000,000 share limit.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, inclusive of any exhibits, contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Current Report on Form 8-K regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Current Report on Form 8-K. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, and changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

April 3, 2014	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President